                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                         POST-EFFECTIVE AMENDMENT NO. 1 to
                                      FORM S-8


              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           ARXA INTERNATIONAL ENERGY, INC.
               ------------------------------------------------------
               (Exact name of registrant as specified in its charter)

         Delaware                                          13-3784149
 ------------------------                         --------------------------
 (State of incorporation)                         (I.R.S. Employer I.D. No.)


          110 Cypress Station Drive, Suite 280,      Houston, Texas 77090
          ---------------------------------------------------------------
          (Address of Principal Executive Offices)             (Zip Code)



                 Granite Group, Inc. Financial Consulting Agreement
                 --------------------------------------------------
                              (Full title of the Plan)

                              L. Craig Ford, President
                        110 Cypress Station Drive, Suite 280
                                Houston, Texas 77090
                                   (281) 444-1088
                                   --------------
 (Name, address and telephone number, including area code, of agent for service)

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                     POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

This Post-Effective Amendment No. 1 is filed to de-register the 300,000 shares previously registered in accordance with a financial consulting agreement with Granite Group, Inc. The financial consulting agreement has been terminated and no shares were issued.


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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, July 7, 1998.

                                    ARXA INTERNATIONAL ENERGY, INC.


                                    By: /s/ L. Craig Ford
                                       ----------------------------------
                                       L. Craig Ford
                                       President/CEO

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE               DATE
---------                          -----               ----
 /s/ L. Craig Ford
---------------------------        President/CEO,      7/7/98
L. Craig Ford                      Director

 /s/ L. Craig Ford
---------------------------        Treasurer/CFO       7/7/98
L. Craig Ford

 /s/ Dennis P. McGrath
---------------------------        Controller          7/7/98
Dennis P. McGrath

 /s/ William J. Bippus
---------------------------        Director            7/7/98
William J. Bippus

 /s/ Gregory A. Stephens
---------------------------        Director            7/7/98
Gregory A. Stephens

 /s/ Robert Farris, Sr.
---------------------------        Director            7/7/98
Robert Farris, Sr.